EXHIBIT 10.17
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Development Agreement
     This Development Agreement (“Agreement”), is made and entered into, to be effective as of July 6, 2007 (the “Effective Date”), by and between MAKO Surgical Corp, a Delaware corporation having its principal place of business at 2555 Davie Road, Ft. Lauderdale, Florida (“Company”), and Martin W. Roche, M.D., with an address at 2320 Delmar Place, Ft. Lauderdale, Florida 33301 (“Physician”). Company and Physician may each be referred to individually as a “Party” and collectively as the “Parties.”
RECITALS:
     WHEREAS, Company provides medical devices and related supplies and services used for addressing joint disease;
     WHEREAS, Physician and Company have previously entered into that certain Consulting Agreement, dated August 12, 2005 (as amended, the “Consulting Agreement”), whereby Physician agreed to provide certain Services (as defined in the Consulting Agreement) for and on behalf of the Company;
     WHEREAS, pursuant to the terms of this Agreement, Physician intends to perform or has performed certain services particular to development of the Invention (as defined below);
     WHEREAS, Physician desires to assign to Company all of Physician’s rights in and to the Invention and all Intellectual Property Rights (as defined below) thereto;
     NOW, THEREFORE, in consideration of the mutual agreements, covenants, terms and conditions herein contained, Company and Physician agree as follows:
Article 1
Definitions
Section 1.1 Affiliate “Affiliate” means, with respect to a specified person (natural or juridical), a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified. “Control” means ownership of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors in the case of a corporation, and more than fifty percent (50%) of the voting power in the case of a business entity other than a corporation.
Section 1.2 Change of Control “Change of Control” shall mean a transaction or the last of a series of transactions that results in a person or entity obtaining Control of, directly or indirectly, all or any substantial portion of the assets of Company.
Section 1.3 Control “Control” shall more direct the affairs of Company by the voting stock of Company, or the reason of ownership or other control of 50.01% or acquisition of all or substantially all of the assets of Company.
Section 1.4 Excluded Parties. “Excluded Parties” means, collectively: (i) any employee, partner, member or shareholder in any medical practice of which the Physician is also an employee,

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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partner, member or shareholder (“Physician’s Practice”); (ii) any Physician or other health professional employed by or associated with Physician’s Practice; and (iii) any hospital, institution, medical facility or other entity at which Physician or any physician employed by or associated with Physician’s Practice has privileges to perform orthopedic surgery. A list of all Excluded Parties reasonably contemplated by Physician as of the Effective Date to be potential customers of Royalty Products is attached as Exhibit A: Excluded Parties. For so long as there shall be Royalties due to Physician, Physician covenants to provide the Company with written updates to Exhibit A with both actual and contemplated potential customers as they become known to Physician.
Section 1.5 Intellectual Property Rights. “Intellectual Property Rights” means any patent and/or patent application related to the Invention and naming Physician as an inventor or co-inventor, and including any and all U.S. and international patents issuing therefrom or claiming priority thereto and any and all continuations, continuation-in-part, divisionals, reissues or reexaminations based thereon or claiming priority thereto, and any and all know-how, technology and any other intellectual property right with respect to the Invention. A listing of certain of the Intellectual Property Rights is contained in Exhibit B: Intellectual Property Rights.
Section 1.6 Inventions. “Inventions” means any inventions, discoveries, improvements and ideas (whether or not they are in writing or reduced to practice) and works of authorship (whether or not they can be patented or copyrighted) that (i) the Physician makes, authors, or conceives (either alone or with others) during the course of the Project, and (ii) relate in any way, directly or indirectly, to the Medical Devices and/or instrumentation related to such Medical Devices including, but not limited to, any improvements or modifications to such Medical Devices or related instrumentation.
Section 1.7 Medical Device. “Medical Device(s)” means Company’s Modular Knee implant device described in Exhibit C, but expressly excluding the [***] Project described in Exhibit C.
Section 1.8 Net Sales.
(a)	“Net Sales” means, for a particular period, the amount that Company or its Affiliates receives from third parties (excluding transactions between Company and its Affiliates) during such period for commercial sales (excluding sales for use in clinical trials or other testing purposes) of Royalty Products, less any of the following, as applicable, which are incurred by Company or its Affiliates in connection with the sale of the Royalty Products: (i) any refunds, credits or allowances actually given or credited to any party due to rejections, defects or returns of the Royalty Products, (ii) any discounts or rebates actually given or credited, (iii) sales commissions in the amount of [***] percent ([***]%), (iv) any administrative or marketing fees actually paid or credited to third parties, (v) any sales, use, occupation or excise taxes, duties or other governmental charges imposed on the production, importation, exportation, use or sale of a Royalty Products, and (vi) any freight, postage or insurance charges.

(b)	If Company or its Affiliates sell at a single price or rate a medical device or packaged combination of products, not all of which, if sold individually, would be a “Royalty Product”, then “Net Sales” with respect to such sales of packaged products shall equal the

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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number of units of the Royalty Products sold as part of such packaged products (less rejections, defects and returns) multiplied by (i) [***], or (ii), [***], in either case less the amounts specified in Sections (a)(i) through (vi) above.

(c)	Notwithstanding the foregoing, “Net Sales” does not include sales of any Royalty Products to any Excluded Party or any sales of any Royalty Products which are implanted or used in (i) patients under the care and treatment of any Excluded Parties or (ii) patients hospitalized at any hospital that is an Excluded Party.

(d)	For purposes of this definition, a Royalty Product is considered “sold” only on the date that Company receives payment for the Royalty Product.
Section 1.9 Project. “Project” means the services to be performed by the parties under the Description of Services attached as Exhibit D: Description of Services.
Section 1.10 Quarter. “Quarter” means a three month period commencing on January 1, April 1, July 1 or October 1.
Section 1.11 Royalty Product(s). “Royalty Product(s)” means one of the following, as applicable:
(a)	a component of the Medical Devices that satisfies all of the following conditions:
1.	such component, or instrumentation related to such component, incorporates an Invention,

2.	Physician makes a significant innovative design contribution to such component, or instrumentation related to such component, and

3.	the sole and exclusive ownership of Physician’s contribution to such component, or instrumentation related to such component, is assigned to Company under this Agreement.
(b)	the Medical Devices, but only to the extent that
1.	such Medical Devices, or instrumentation related to such Medical Devices, incorporate the Invention,

2.	Physician makes a significant innovative design contribution to such Medical Devices or instrumentation related to such Medical Devices, and

3.	the sole and exclusive ownership of such Medical Devices and instrumentation related to such Medical Devices is assigned to Company pursuant to this Agreement.
A Physician shall be deemed to have made a significant innovative design contribution to the development of a component or instrumentation or Medical Device if and only if such Physician

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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would be required under applicable law to be named as an inventor or co-inventor in a United States patent application on such component or instrumentation, or Medical Device.
Royalty Products are listed by catalog number in Exhibit E: Royalty Products, at such time as catalog numbers are available, pursuant to Section 3.2. Royalty Products shall include only the items listed in Exhibit E: Royalty Products from time to time during the term of this Agreement. Company may amend Exhibit E: Royalty Products from time to time with written notification to Physician to update the various components to be included as Royalty Products. “Royalty Products” do not include any product, invention or device for which Physician is paid a royalty by Company, or any Affiliate of Company, under any other agreement entered into by Physician with Company or any Affiliate of Company.
Article 2
Services
Section 2.1 General. Physician shall perform the services (“Services”) described in Exhibit D: Description of Services and work diligently to develop the Invention(s) and meet the milestones (“Milestones”) described in Exhibit G: Development Timeline in accordance with the time frames set forth therein.
Section 2.2 Management. If at any time either party desires a change in the provision of Services or Inventions, such party shall submit to the other a written proposal specifying the desired changes (“Change Request”). In the event of a Company Change Request, Physician will submit to Company a written response to each such Change Request within ten (10) working days, which will include any impact the proposed changes will have on Exhibit D: Description of Services, Exhibit G: Development Timeline or the fees and/or royalty payments (“Change Response”). If Physician submits a Change Request to Company, such Change Request shall include the information required for a Change Response.
Section 2.3 Project Delays. Physician will inform Company as early as possible of any anticipated delays in meeting the timeframes and of the actions being taken to assure completion of the Services and Inventions within a time period acceptable to Company.
Section 2.4 Meetings and Reports. The Parties shall meet at a site designated by Company or by teleconference every month (or more or less frequently upon mutual agreement), to discuss the progress of the Project and Physician’s progress in meeting the Milestones. Approximately every two weeks, unless otherwise mutually agreed, Physician agrees to present to Company a written status report of the Project and its progress, on a task-by-task basis, including, without limitation, Physician hours expended, budget and schedule and any impediments to the timely completion of the Project, all sufficiently in advance to permit Company to compensate for or to overcome or work around such impediment. Company will provide a written update of minutes and designs prior and after meetings. Company shall provide Physician with supplies and equipment reasonably necessary to participate in such meetings, which may include, at Company’s discretion with input from Physician, a secure website by which Physician could review engineering models and web based cameras to allow for remote communications.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Section 2.5 Acceptance. Unless otherwise agreed, Company shall have a minimum of thirty (30) calendar days from the date the proposed deliverables or models of the Inventions are delivered to Company in order to review and test such items to ensure they are and/or perform satisfactorily. Company shall notify Physician in writing of the existence of any defect in the items and Physician shall, at no additional cost to Company, work diligently to correct such defect. After Company is satisfied that the Deliverables (as corrected, if applicable) contain no defects and that they are and/or perform satisfactorily, Company shall provide Physician with a written notice of acceptance. “Acceptance” shall be deemed to occur on the date of such notice. No other event shall constitute legal acceptance of any Deliverable under contract law or the Uniform Commercial Code.
Section 2.6 Other Services. In addition, during the term of this Agreement, Physician shall provide such technical skills and services to Company, in connection with the development, clinical evaluation, marketing and promotion of the Royalty Products and other Company medical devices, as may be requested by Company, including, but not limited to, the following: providing input to Company on the design and development of the Royalty Products and related instruments, providing clinical evaluations of the Royalty Products and related instruments, preparing and authoring surgical techniques and peer review articles, attending seminars, shows, conventions and the like, conducting presentations and demonstrations of the Royalty Products, and developing advancements, improvements and/or modifications of the Royalty Products. In addition, Physician shall provide Company with preclinical and clinical input, evaluation, support, and assistance in connection with clinical trials related to the development of the Royalty Products. Physician shall make himself available to provide such services from time to time as reasonably requested by Company. Company shall reimburse Physician for reasonable expenses of travel, lodging, daily meals and other necessary and reasonable expenses incurred in the performance of the services described in this Section 2.6, provided that such expenses are supported by original receipts and other supporting documentation and that advance authorization is obtained from Company prior to incurring any such expenses.
Section 2.7 Consulting Agreement. The Services to be rendered pursuant to this Agreement shall be in addition to and separate from those Services to be rendered by Physician pursuant to the Consulting Agreement. Physician shall be compensated for Services provided hereunder only in accordance with the terms of this Agreement, it being the expressed intention and understanding of the Parties that Physician shall not be doubly compensated for Services under both this Agreement and the Consulting Agreement, but rather Physician shall be compensated only based on the terms of the applicable agreement. All other terms set forth in this Agreement shall be deemed to compliment those set forth in the Consulting Agreement, unless such terms directly conflict, in which case the terms of the applicable agreement shall control.
Article 3
Proprietary Rights
Section 3.1 Proprietary Rights. As between Physician and Company, Physician agrees that all Inventions and portions thereof, and all intermediate and partial versions thereof, including without limitation all artwork, images, reports, documentation, databases, computer programs, materials, charts, notes, and outlines and all derivatives, in any and all media, (the “Work Product”) are owned by Company. Such ownership shall inure to the benefit of Company from the date of

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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the conception, creation or fixation of the Work Product in a tangible medium of expression, as applicable. Company and Physician agree that, as applicable, all copyright aspects of the Work Product shall be considered a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended. If and to the extent the Work Product, or any part thereof, is found by a court of competent jurisdiction not to be a “work-made-for-hire” within the meaning of the Copyright Act of 1976, as amended, Physician expressly assigns to Company all exclusive right, title and interest in and to the copyright, patent, trademark, trade secret and all other proprietary rights in and to the Work Product without further consideration, free from any claim, lien for balance due or rights or retention thereto on the part of Physician. Physician agrees to execute all documents that may, in Company’s sole discretion, be required to perfect such assignment.
Section 3.2 Assignment. Physician hereby agrees to transfer and assign to Company or its designee, and does hereby transfer and assign to Company or its designee, all of Physician’s right, title and interest in and to all Inventions and Intellectual Property Rights. Physician acknowledges that Company or its Affiliates may, at their sole discretion and expense, apply for patents, trademarks and/or copyrights on such Inventions. Physician will execute and deliver to Company the form of Assignment attached hereto as Exhibit F: Form of Assignment (the “Assignment”), and sign such other documents and take such other actions as Company may request, without further compensation, to assist Company, or its designee, in establishing title to such Inventions and Intellectual Property Rights or to obtain and enforce patent protection thereon. Royalties will be paid for a Royalty Product only after receipt by Company of an Assignment(s) for the applicable Invention(s). Upon receipt of an Assignment from Physician, Company will include any applicable Royalty Products on Exhibit E: Royalty Products, at such time as the applicable catalog numbers are available.
Article 4
Royalty Payments
Section 4.1 Fees for Services.
(a)	Company shall pay to Physician fees for Services in the amount set forth in Exhibit D: Description of Services (“Service Fees”). In no event will Company pay more than fair market value for the Services performed by Physician. The Parties agree that the Service Fees are a good faith estimate of the fair market value of the Services to be performed by Physician, and, if, during performance of the Services, in Company’s good faith opinion, the agreed-upon fees for Services exceed the fair market value of the Services, the Parties shall negotiate in good faith to reduce the fees for Services to be at fair market value or, in the event the parties do not agree, Company may terminate the Agreement immediately with no further obligation by either party to the other. Physician agrees to keep accurate written records sufficient in detail to enable Company to determine and verify the fair market value of the Services. Such records for a particular Quarter shall be retained by Physician for a period of not less than one calendar year after the end of such Quarter. Company shall have the right, at its own expense and on a confidential basis to have an independent certified public accountant reasonably acceptable to Physician review such records, at Physician’s offices upon reasonable notice and during reasonable business hours, for the purposes of verifying royalties payable to Physician hereunder. Such accountant shall execute a suitable

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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confidentiality agreement reasonably acceptable to Physician prior to conducting such audit. Such accountant may disclose to Company only its conclusions regarding the accuracy and completeness of royalty payments and of records related thereto, and shall not disclose Physician’s confidential information to Company without the prior written consent of Physician. All Service Fees shall be Milestone — based. Physician shall submit appropriate documentation demonstrating that it has achieved a particular Milestone.

(b)	The Design Service Fees (as described in Exhibit D) shall be discounted by the Deferred Amount (as set forth in Exhibit D), and paid pursuant to Section 4.4 below. The total of all Deferred Amounts the Company is or shall become obligated to pay Physician shall be referred to as the “Deferred Aggregate.”
Section 4.2 Royalty Products. Company shall pay, or cause an Affiliate of Company to pay, to Physician royalty payments as follows (“Royalty Fees”):
(a)	if the Royalty Product is not covered by a valid claim of an issued U.S. patent arising out of the Intellectual Property Rights, a royalty payment in the amount of [***] percent ([***]%) of the Net Sales of the Royalty Product for a period of [***] from the date of first commercial sale of the Royalty Product (“Royalty”); or

(b)	if the Royalty Product is covered by a valid claim of an issued U.S. patent arising out of the Intellectual Property Rights, a royalty in the amount of [***] percent ([***]%) of the Net Sales of the Medical Device for [***] (“Royalty”).
Section 4.3 Third Party Royalties. Should the Company be required to pay other third parties a royalty to allow Company to market and sell the Royalty Product, Company agrees that Royalty Fees payable to Physician shall not be reduced.
Section 4.4 Payment Terms.
(a)	All payments by Company to Physician for Service Fees are due and payable within sixty (60) calendar days after the receipt by Company of an undisputed invoice.

(b)	Within sixty (60) days after the end of each Quarter, Company shall provide Physician with a written report indicating the amount of Net Sales of Royalty Products during such Quarter and the amount of royalties due to Physician for such Quarter. Simultaneously with making such report, Company shall pay to Physician the amount of fees due pursuant to Section 4.2. No Royalty Fees will be made unless Physician updates Exhibit A: Excluded Parties on an annual basis or as otherwise needed.

(c)	Upon the first commercial sale of any Royalty Product Physician’s right in and entitlement to the Deferred Aggregate shall be forever waived and forgiven, and Physician agrees to execute any instrument or document reasonably required by Company to evidence such waiver and forgiveness.

(d)	If the first commercial sale of any Royalty Product has not occurred on or before (i) the [***] ([***]) anniversary of a Change of Control occurring within [***] ([***])[***] of

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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the Effective Date or (ii) the [***] ([***]) anniversary of a Change of Control occurring after the [***] ([***]) anniversary of the Effective Date, whichever applies, then Company shall pay the Deferred Aggregate to Physician within forty five (45) calendar days after the receipt Physician’s written demand for the same.
Section 4.5 No Multiple Royalties. Company shall pay only one Royalty Fee on the Net Sale of any Royalty Product, regardless of how many patents may cover such Royalty Product. Further, no Royalty Fee will be paid hereunder on any component, item or device which is not a Royalty Product, even if any Royalty Products are sold by Company as a part of a larger assembly or system.
Section 4.6 Records on Royalties. Company agrees to keep accurate written records sufficient in detail to enable Physician to determine and verify the royalties payable by Company under Section 4. Such records for a particular Quarter shall be retained by Company for a period of not less than one calendar year after the end of such Quarter. Physician shall have the right annually at his own expense and on a confidential basis to have an independent certified public accountant reasonably acceptable to Company review such records, at Company’s offices upon reasonable notice and during reasonable business hours, for the purposes of verifying royalties payable to Physician hereunder. Such accountant shall execute a suitable confidentiality agreement reasonably acceptable to Company prior to conducting such audit. Such accountant may disclose to Physician only its conclusions regarding the accuracy and completeness of royalty payments and of records related thereto, and shall not disclose Company’s confidential business information to Physician without the prior written consent of Company.
Article 5
Non-Competition; Confidentiality
Section 5.1 Non-Competition. From the Effective Date through, and continuing thereafter until the later of (i) the end of the first year in which Company owes no royalties pursuant to Section 4 above and (ii) the termination of this Agreement, Physician agrees not to (and Physician agrees to cause its officers and members not to), in any manner directly or indirectly:
(a)	engage (whether as principal, agent, investor, distributor, representative, stockholder, or consultant or otherwise, with or without pay) in any consulting, product development or similar activity or business venture anywhere in the world related to a product that, in the reasonable discretion of Company, is similar to or competitive with any of the Royalty Products or any other product of Company or its Affiliates; for the avoidance of doubt, products resulting from Physician’s rendition of any of the design services under the [***] described in Exhibit C hereto shall not be deemed competitive for the purposes of this Section 5.1; or

(b)	solicit or entice or endeavor to solicit or entice away from Company any person who was a director, officer, employee, agent or physician of Company, either on Physician’s or Physician’s own account or for any third party, whether or not such person would commit any breach of his/her contract of employment by reason of leaving the service of Company, and each Physician agrees not to employ, directly or indirectly, any person who was a director, officer or employee of Company or who by reason of such position at any time is

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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or may be likely to be in possession of any Confidential Information relating to Company; or (c) take any action or make any statement the effect of which would be, directly or indirectly, to impair the good will of Company or the business reputation or good name of Company, or be otherwise detrimental to Company, including any action or statement intended, directly or indirectly, to benefit a competitor of Company.
The Parties agree that if, in any proceeding, the court or other authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the Parties to the maximum extent permitted by law.
Section 5.2 Confidentiality. Any information acquired by Physician from Company, including the terms of this Agreement, and any material, information, data and devices developed in the course of performing the activities described in this Agreement (“Confidential Information”), including the Inventions, are or shall be the property of Company and shall be maintained in strict confidence and not disclosed to any third party or used by Physician or any of Physician’s employees, agents, or assistants, except as necessary to perform the activities described in this Agreement. This provision will not apply to Confidential Information: (a) after it becomes publicly available through no fault of the Physician; (b) which is later released by Company in writing; or (c) which is lawfully obtained from third parties without restriction. All of a party’s Confidential Information disclosed to the other party, and all copies thereof, shall be and remain the property of the disclosing party. Upon the expiration or earlier termination of this Agreement, or at any other time that Company so requests, Physician shall return to Company all Confidential Information, as well as all copies, adaptations and independent compilations thereof in Physician’s possession, or destroy the same at Company’s direction.
Article 6
Infringement
Company shall, at its sole discretion, cost and expense, defend any and all claims of infringement that may be brought by third parties against it as a result of the sale of Royalty Products. Company shall, at its sole discretion, cost and expense, prosecute patent infringement claims against any and all third parties who manufacture, sell, or otherwise use products which constitute an infringement of any intellectual property rights relating to Royalty Products and/or any patent issued with respect to Royalty Products. Company and Physician shall immediately notify the other in writing of any activity, of any type or nature whatsoever, which the party believes to be an infringement of Company’s intellectual property rights relating to Royalty Products. If Company elects to prosecute such alleged infringement, Company shall be solely responsible for payment of all of its own costs of prosecution and of negotiating settlement and shall retain all proceeds from such prosecution. The parties shall cooperate with each other (including, without limitation, joining in any litigation, if requested to do so) in all matters concerning any such infringement. Physician shall cooperate in connection with the initiation and prosecution by Company of such suit.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Article 7
Term and Termination; Limitations
Section 7.1 Termination by Company. Company may terminate this Agreement by delivering written notice thereof to Physician if (i) Physician breaches any of his material obligations as set forth herein, provided that Physician shall have received written notice of such breach from Company and have failed to correct such breach within thirty (30) days after such notice; or (ii) Physician commits an act of fraud, theft or malfeasance against Company, or (iii) upon any material adverse changes in Physician’s reputation within the medical community. If this Agreement is terminated by Company pursuant to this section, then (i) Physician shall be entitled to all royalty payments hereunder that shall have been paid to or accrued for Physician through the date of such termination, and (ii) Company shall be relieved of any obligation to make any further royalty or other payments provided for hereunder. The foregoing shall not be deemed to constitute a waiver of any claims or rights that Company may have against Physician, and, in addition to the foregoing, Company shall have all other rights and remedies available at law or in equity.
Section 7.2 Termination by Physician. If the first commercial sale of any Royalty Product has not occurred on or before (i) the Second (2nd) anniversary of a Change of Control, or (ii) the First (1st) anniversary of a Change of Control occurring after the Second (2nd) anniversary of the Effective Date, whichever applies, Physician may, upon written notice effective immediately, terminate this Agreement.
Section 7.3 Limitation of Liability. IN NO EVENT SHALL COMPANY’S AGGREGATE LIABILITY HEREUNDER, BASED ON ANY THEORY OF LIABILITY OR CAUSE OF ACTION, EXCEED THE TOTAL AMOUNT OF FEES PAID BY COMPANY TO PHYSICIAN UNDER THIS AGREEMENT DURING THE TWELVE (12) MONTHS PRIOR TO THE EVENT GIVING RISE TO SUCH CAUSE OF ACTION. IN NO EVENT SHALL COMPANY BE LIABLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, SAVINGS OR REVENUE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
Article 8
Representations and Warranties
Section 8.1 Physician Warranties. Physician represents and warrants that: (a) he shall perform the Services in a timely, competent and workmanlike manner and that the Invention will perform as described in the Exhibit D: Description of Services; (b) he has and full authority to provide the Inventions to Company hereunder; (c) neither the execution nor delivery of this Agreement nor the carrying on of the Company’s business by the directors and officers of the Company, nor the conduct of the Services as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Physician is now obligated; (d) the Invention does not and will not infringe upon and are free from any claim by any third party of infringement of any patent, trademark, copyright, trade secret or any other proprietary right of any third party; and (e) the Invention will be developed and provided in compliance with the requirements of all applicable federal, state and local laws, ordinances, regulations and codes.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Section 8.2 Mutual Warranties. Each party represents and warrants to the other that: (a) it is organized and validly existing under the laws of the state of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder; (c) this Agreement is a legal and valid obligation binding upon it and enforceable according to its terms; (d) the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound and (e) comply with all applicable laws and rules including the federal health care program anti-kickback statutes and the MAKO and AdvaMed Business Conduct Standards.
Article 9
Indemnity
Physician shall indemnify and hold Company harmless from any and all claims, demands, losses, damages, suits, judgments, penalties and liabilities, of any kind and nature whatsoever, including payment of reasonable attorneys’ fees, based upon a material breach by Physician of this Agreement or upon any negligent or wrongful act of Physician which may arise, directly or indirectly, from or in connection with, their performance of the terms and conditions of this Agreement. Company shall indemnify and hold Physician harmless from any and all claims, demands, losses, damages, suits, judgments, penalties and liabilities, of any kind and nature whatsoever, including payment of reasonable attorneys’ fees, based upon a material breach by Company of this Agreement or upon any negligent or wrongful act of Company which may arise, directly or indirectly, from or in connection with, its performance of the terms and conditions of this Agreement. Company does not carry any general liability insurance which insures Physician against medical malpractice. Physician shall provide such medical malpractice insurance at his own expense.
Article 10
Legal Requirements
If Company requires that this Agreement or any document relating to the subject matter hereof to be legalized and/or notarized, or submitted, filed or registered with any government agency, Physician agrees to assist in complying with those requirements. Any such submission, filing or registration shall be made in the name and for the benefit of Company and shall be at the expense of Company.
Article 11
Miscellaneous
Section 11.1 Regulatory Approvals. The Inventor is responsible for seeking and securing any necessary approvals or acknowledgements to fulfill his obligations hereunder.
Section 11.2 Independent Contractor. The parties are independent contractors of each other and Physician is not entitled to privileges, services, facilities and benefits that are available to Company employees.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

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Section 11.3 Entire Agreement. This Agreement, including all Attachments specifically mentioned, constitutes the entire understanding between the Parties relating to the subject matter of this Agreement, and supersedes all prior or contemporaneous discussions, representations, correspondence and agreements, oral or written, between the Parties not embodied herein.
Section 11.4 Amendments; Waiver. No amendments, changes, extensions or modifications to this Agreement are valid and binding except if in writing and signed by the Parties. Waiver by either Party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any prior, concurrent or subsequent breach. None of the provisions of this Agreement are considered waived by either Party except when such waiver is given in writing.
Section 11.5 Governing Law; Jurisdiction; Venue. This Agreement will be construed and interpreted under and in accordance with the substantive laws of the State of Florida, without regard to conflicts of law principles. Any action or proceeding arising under or relating to this Agreement will be brought only in the courts of the State of Florida, County of Broward, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of Florida, and each of the Parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on either Party anywhere in the world.
Section 11.6 Notice. Any notices required in this Agreement shall be in writing, shall be delivered in one of the following ways and deemed to have been received (a) on the date delivered if delivered by hand, (b) the next following business day after being sent if sent by Federal Express or other similar overnight courier, or (c) three (3) business days after mailing, postage prepaid, by certified mail, return receipt requested, to the Party entitled to notice at the addresses set forth in the preamble paragraph, or such other addresses as may be designated by notice given hereafter.
Section 11.7 Severability. In the event that any provision contained herein is held to be invalid or unenforceable, all other provisions of this Agreement are deemed severable and will remain enforceable to the full extent permitted by law.
Section 11.8 Counterparts; Facsimile Signatures. This Agreement may be executed in two counterparts, each of which are deemed an original, but both of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission are deemed to be originals for purposes of execution and proof of this Agreement.
Section 11.9 Survival of Obligations. All of the representations and warranties, and all terms and provisions hereof intended to be observed and performed by the parties after the termination or expiration of this Agreement, including, but not limited to, obligations under Sections 1, 3, 5, 6, 7, 8, 9, 10 and 11, shall survive such termination or expiration and continue thereafter in full force and effect, subject to applicable statutes of limitations.
Section 11.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and the successors or permitted assigns of the parties hereto. The rights and obligations of Physician herein may not be assigned, and the rights and obligations of

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EXECUTION COPY
Company maybe assigned to any Affiliate of Company or to any successor of all or substantially all of the business and assets of Company to which this Agreement relates.
Section 11.11 Titles and Headings; Construction. Titles and headings to Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Agreement to be drafted.
Section 11.12 Benefit. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
Section 11.13. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
if to Company to:
MAKO Surgical Corp.
2555 Davie Road
Ft. Lauderdale, Florida 33317
Telephone: 954-927-2044
Facsimile: 954-927-0446
Attention: General Counsel
if to Physician to:
Martin W. Roche, M.D.
2320 Delmar Place
Ft. Lauderdale, Florida 33301
Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXECUTION COPY
     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date set forth below and effective as of the Effective Date.

MAKO SURGICAL CORP.		PHYSICIAN

By:	/s/ Maurice R.Ferré	By:	/s/ Martin Roche, M.D.

Title:	President/CEO	Date:	7/6/07

Date:	7/6/07	If U.S. payee, tax identification is required:
FEIN or SS#: [***]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT A
M. Roche Excluded Parties
[provisional — to be updated from time to time]
•	Holy Cross Hospital
•	Holy Cross Orthopedic Institute

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT B
Intellectual Property Rights
[To be completed]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT C
Description of Medical Device: MAKO Modular Knee
The MAKO Modular Knee is a system designed to enable the surgeon to address various stages of arthritic disease. The implant components are segmented into medial, lateral, and patellofemoral compartments, and the anatomic resurfacing design minimizes bone removal, preserving both the ACL and PCL. This enables the surgeon to replace only the compartments of the knee that are affected by disease, such as single, bicompartmental, or tricompartmental, which maximizes the retention of healthy bone and tissue. Because the three compartments are segmented, the individual components are much smaller than a single tricompartmental monolithic component. Therefore, the MAKO Modular Knee components can be implanted through a 1-2” incision. The implant bone preparation is accomplished through the use of the MAKO Haptic Guided System™ (HGS) and accompanying modular system instrumentation. The MAKO HGS is a unique haptic robotic system and application software that enables the surgeon to perform preoperative planning and to accurately prepare the bone infra-operatively through a small incision.
The Medical Device: MAKO Modular Knee shall expressly exclude the following orthopedic implant fields, within which Physician is providing exclusive design services for [***] (the “[***]”):
(a) Design services relating to any [***] (including related instrumentations and surgical processes and techniques).
(b) Design services relating to any [***] (including related instrumentations and surgical processes and techniques) addressing the [***] of the knee joint through a [***] designed to cover [***] with [***] and a [***] designed to cover [***] with a [***].
(c) Design services relating to a [***] through the use of [***] surgery ([***]) and/or [***] surgery ([***]) either of which combines [***] and [***] into a system for surgery planning and [***] (collectively, “[***]”).
provided, however, that services described in (a), (b) and (c), above, shall be excluded from the [***] to the extent the such services are rendered in the following fields exclusive to MAKO:
(1) the field of Robotics defined as “human-interactive robotics within orthopedics,” which more specifically means any use of a system (a) containing an electromechanical device or interface;
(b) in or by which a user (i) experiences tactile sensations and/or virtual constraints; (ii) interacts with a computer by receiving tactile feedback (which feedback may be achieved by applying a degree of opposing force to the user along the x, y, and z axes, or through any other means); (iii) grasps and/or operates any tool or device which is constrained in its operation by a physical guide which itself is attached to an electromechanical device; or (iv) grasps and/or operates any
(2) in the field of orthopedic implants enabled and/or delivered through the use of Robotics;
(3) in the field of Surgical Navigation when enabled by, bundled (in whole or in part) with and/or enhanced through the use of Robotics.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT D
Description of Services
[Provisional Services — SUBJECT TO REVISION]
•	Attend Design Advisory Board (DAB) Meetings (frequency to be determined by consensus among DAB and MAKO employees (together, the MMK Program Team)), including annual MAKO Modular Knee (MMK) DAB Review Meeting (2 Days)
o	Attend DAB Kick Off in [***] and materially collaborate in providing the following contemplated deliverables
•	MMK [***] Requirement Specification and [***] Indications

•	[***] technique concepts

•	Design inputs on [***] configurations and provide data as

•	necessary for design requirements
•	Materially collaborate on all DAB Output including, but not limited to:
o	Meet with MMK Program Team on a regular basis [***]. Frequency likely to be at [***].

o	Execute [***] and [***] labs to test and validate [***] with the HGS platform and to develop [***] technique

o	Participate in the development of the [***] technique document — permission to use name and sign-off

o	Help to develop and sign-off on “[***]” planning that will be [***] with respect to the [***] design.

o	Provide consultation as required around [***]

o	Execute first [***] with MMK and collect and report data as required

o	Join [***] Study

o	In collaboration with [***], define, execute and publish [***]

o	As required, support the development of and delivery of [***] programs for surgeons, staff and MAKO personal in the [***]

o	As required, attend MAKO [***] events. An example of this would be speaking on [***] MMK in MAKO [***] (or other venue) during [***]
Service Fees:
•	Design Service Fees: Physician shall perform the Services listed in this Exhibit D at an hourly rate of [***] Dollars ($[***]) per hour, provided however that [***] Dollars ($[***]) of Physician’s hourly rate will be deferred (as to each hour of Services performed, the “Deferred Amount”), and payable only pursuant to Section 4.4 of the Agreement.

•	Travel Service Fees: Physician shall be compensated for actual travel time associated with providing Services at an hourly rate of [***] Dollars ($[***]), which shall not be subject to deferral but in any case shall be capped for any [***] period at [***] ([***]) hours.

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
Royalty Products
[To be completed]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT F
Form of Assignment
[To be completed]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

EXHIBIT G
Project Timeline
[Provisional Milestones — SUBJECT TO REVISION]
•	Background / Setup [***] 2006 — [***] 2007

•	Design & Development [***] 2007 — [***] 2007
•	[***] Testing

•	[***] Testing
•	Design [***] / [***] [***] 2007 — [***] 2007

•	[***] Production Build [***] 2007 — [***]

•	[***] (FDA) Testing [***] 2007 — [***]

•	[***] Demonstration [***] 2007

•	[***] Sub/Clear — [***] [***] — [***]

•	[***] Sub/Clear — [***] [***] — [***]

•	[***] Sub/Clear — [***] [***] — [***]

•	[***] Production [***] — [***]

•	[***] Surgery [***]

•	[***] Surgery [***]

[***]	Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.